As filed with the Securities and Exchange Commission on April 19, 2006

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

LASERLOCK TECHNOLOGIES, INC.
(Exact name of issuer as specified in its charter)
Nevada (State or other jurisdiction of incorporation of organization)	23-3023677 (I.R.S. Employer Identification No.)
837 Lindy Lane Bala Cynwyd, Pennsylvania 19004
(Address of principal executive offices)

LaserLock, Technologies Inc. 2003 Stock Option Plan
(Full title of the plans)

Norman A. Gardner
President
LaserLock Technologies, Inc.
837 Lindy Lane
Bala Cynwyd, Pennsylvania 19004
(Name and address of agent for service)

(610) 668-1952
(Telephone number, including area code, of agent for service)

Copy to:
Stephen M. Goodman, Esq.
Morgan, Lewis & Bockius LLP
1701 Market Street
Philadelphia, PA 19103
(215) 963-5000

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, $0.001 par value	18,000,000	$.09	$1,620,000	$173.00

(1)
This Registration Statement covers the Registrant’s Common Stock which may be offered or sold pursuant to the Registrant’s 2003 Stock Option Plan. This Registration Statement also relates to an indeterminate number of shares of Common Stock of the Registrant which may be issued upon stock splits, stock dividends, or similar transactions in accordance with Rule 416 promulgated under the Securities Act of 1933, as amended (the “Act”).

(2)
Estimated pursuant to Rule 457(c) and (h) promulgated under the Act solely for the purpose of calculating the registration fee, based upon the average bid and asked price for a share of the Registrant’s Common Stock on April 17, 2006, as reported on the OTC Bulletin Board on April 18, 2006.

PART II    INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents previously filed with the Securities and Exchange Commission (the “Commission”), are hereby incorporated by reference:

(a)	our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005;

(b)	our Current Reports on Form 8-K filed on January 11, 2006, January 18, 2006 and February 17, 2006; and

(c)
the description of our Common Stock contained in a registration statement on Form 10-SB filed under Section 12(g) of the Securities and Exchange Act (the “Exchange Act”) with the Commission on November 13, 2000, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment to the Registration Statement that indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained or incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Experts

The consolidated financial statements of LaserLock Technologies, Inc. as of December 31, 2005 and 2004, and for the years then ended, and for the period November 10, 1999 (date of inception) to December 31, 2005, have been incorporated by reference herein from the Annual Report on Form 10-KSB of LaserLock Technologies, Inc. for the year ended December 31, 2005 in reliance upon the reports of Morison Cogen, LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 78.7502 of the Nevada Revised Statutes (“NRS”) provides that a corporation may indemnify directors and officers against liabilities they may incur provided that the particular person (i) is not liable under Section 78.138 of the NRS, which section requires directors and officers to exercise their powers in good faith and with a view to the interests of the corporation, or (ii) acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In general, the power to indemnify under these sections does not exist in the case of actions against a director or officer by or in the right of the corporation if the person otherwise entitled to indemnification shall have been adjudged to be liable to the corporation unless it is judicially determined that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnification for specified expenses. Section 78.7502 of the NRS also provides that the corporation is required to indemnify directors and officers against expenses they may incur in defending actions against them in such capacities if they are successful on the merits or otherwise in the defense of such actions. Section 78.751 of the NRS permits the shareholders to adopt a bylaw provision relieving a director or an officer of personal liability for monetary damages except where a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action. Section 78.7502 of the NRS grants a corporation broad authority to indemnify its directors, officers and other agents for liabilities and expenses incurred in such capacity, except in circumstances where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted bad faith.

The Registrant’s Amended and Restated Articles of Incorporation (the “Articles of Incorporation”) and Amended and Restated Bylaws (the “Bylaws”) limit the liability of any director or officer and provide indemnification of directors, officers and other agents, in each case, to the extent permitted by law. The Bylaws provide indemnification for each director or officer who was or is made a party to, or is threatened to be made a party to, or is otherwise involved in any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative and whether or not by or in the right of the Registrant or otherwise (a "Proceeding") by reason of the fact that he or she is or was a director or officer or is or was serving in any capacity at the request of the Registrant as a director, officer, employee, agent, partner, member, manager or fiduciary of, or in any other capacity for, another corporation or any partnership, joint venture, limited liability company, trust, or other enterprise, against all expenses, liability and loss, including but not limited to attorneys' fees, judgments, fines, taxes, penalties and amounts paid or to be paid in settlement, reasonably incurred or suffered in connection with the Proceeding; provided that such officer or director is (i) not liable pursuant to NRS 78.138 or (2) acted in good faith and in a manner he or she reasonably believed to be in the best interests of the Registrant and, with respect to any Proceeding that is criminal in nature, has no reasonable cause to believe that his or her conduct was unlawful. The Articles of Incorporation require that such expenses be paid by the Registrant as they are incurred and in advance if any final disposition, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is determined by a court of competent jurisdiction that he or she is not entitled to indemnification.

The termination of any Proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not itself, create a presumption that the director or officer is liable pursuant to Section 78.138 of the NRS or did not act in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

The Registrant may not indemnify any director or officer for any claim, issue or matter as to which he or she has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the Registrant or for any amounts paid in settlement to the Registrant, unless and only to the extent that the court in which the proceeding was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the officer or director is fairly and reasonably entitled to indemnity for such amounts as the court deems proper.

Except as so ordered by a court and for advancement of expenses pursuant to the Bylaws, indemnification may not be made to or on behalf of any director or officer if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud or a knowing violation of law and was material to the cause of action. The Bylaws also provide that no director or officer may be indemnified for expenses incurred in defending any threatened, pending or completed action, suit or proceeding (including, without limitation, an action, suit or proceeding by or in the right of the Registrant), whether civil, criminal, administrative or investigative, that such director or officer incurred in his or her capacity as a stockholder.

The Registrant’s Bylaws permit the Registrant to purchase and maintain insurance or make other financial arrangements on behalf of any director or officer for any liability asserted against him or her and liability and expenses incurred by him or her in his or her capacity as a director, officer, employee, member, managing member or agent, or arising out of his or her status as such, whether or not the Registrant has the authority to indemnify him or her against such liability and expenses. Currently, the Registrant spends $24,486 annually on directors and officers liability insurance for a policy which has a limit of $1,000,000. The Registrant’s Bylaws permit other financial arrangements to be made, including: (i) the creation of a trust fund, (ii) the establishment of a program of self-insurance, (iii) the securing of indemnification obligations through granting security interests or other liens on any assets and (iv) the establishment of a letter of credit, guarantee or surety; provided that, no financial arrangement may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud, or a knowing violation of law, except with respect to advancement of expenses or indemnification ordered by a court.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

The following Exhibits are filed as part of this Registration Statement:

Exhibit No.	Document

4.1	LaserLock Technologies, Inc. 2003 Stock Option Plan (incorporated by reference to Exhibit 99.1 to the Registrant’s Annual Report on Form 10-KSB for the year ended December 31, 2003)

5.1	Opinion of Schreck Brignone

23.1	Consent of Morison Cogen, LLP

23.2	Consent of Schreck Brignone (included in Exhibit 5.1)

24.1	Power of Attorney (included as part of the signature page)

Item 9. Undertakings.

The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d) that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however ,that no statement made in a registration statement or prospectus that is a part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is a part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registration is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statement relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bala Cynwyd, Pennsylvania on April 19, 2006.

LASERLOCK TECHNOLOGIES, INC.

By:	/s/ NORMAN A. GARDNER
Norman A. Gardner
President and CEO

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons on behalf of the registrant in the capacities and on the dates indicated. Each person in so signing also makes, constitutes and appoints Norman A. Gardner, his true and lawful attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to execute any and all amendments to this Registration Statement (including post-effective amendments to the Registration Statement and any such related registration statements), and to file the same, with all exhibits thereto, and any other documents in connection therewith, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/S/ NORMAN A. GARDNER	President, CEO and Director (Principal Executive,	April 19, 2006
Norman A. Gardner	Financial and Accounting Officer)

/s/ MICHAEL J. PREVOT	Director	April 19, 2006
Michael J. Prevot

LASERLOCK TECHNOLOGIES, INC.
INDEX TO EXHIBITS

Exhibit No.	Document

4.1	LaserLock Technologies, Inc. 2003 Stock Option Plan (incorporated by reference to Exhibit 99.1 to the Registrant’s Annual Report on Form 10-KSB for the year ended December 31, 2003)

5.1	Opinion of Schreck Brignone

23.1	Consent of Morison Cogen, LLP

23.2	Consent of Schreck Brignone (included in Exhibit 5.1)

24.1	Power of Attorney (included as part of the signature page)